Exhibit 10.3

                           DENTSPLY International Inc.
                 2002 Amended and Restated Equity Incentive Plan


SECTION 1         PURPOSE

         The purpose of the DENTSPLY International Inc. 2002 Amended and Restated Equity Incentive Plan (originally named the "DENTSPLY International Inc. 2002 Stock Option Plan") (the "Plan") is to benefit DENTSPLY International Inc. ("DENTSPLY") and its "Subsidiaries," as defined below (hereinafter referred to, either individually or collectively, as the "Company") by recognizing the contributions made to the Company by officers and other key employees, consultants and advisers, to provide such persons with an additional incentive to devote themselves to the future success of the Company, and to improve the ability of the Company to attract, retain and motivate such persons. The Plan is also intended as an additional incentive to members of the Board of Directors of DENTSPLY (the "Board") who are not employees of the Company ("Outside Directors") to serve on the Board and to devote themselves to the future success of the Company. "Subsidiaries," as used in the Plan, has the definition set forth in Section 424 (f) of the Internal Revenue Code of 1986, as amended (the "Code"). The original effective date of the Plan was March 22, 2002 ("Effective Date"). An amendment and restatement of the Plan was approved by the Board as of March 22, 2005, to change the name of the Plan to the "2002 Amended and Restated Equity Incentive Plan", to provide for the grant of restricted stock, restricted stock units and stock appreciation rights to eligible participants and to make conforming changes in other provisions.

         Stock options which constitute "incentive stock options" within the meaning of Section 422 of the Code ("ISOs"), stock options which do not constitute ISOs ("NSOs"), stock which is subject to certain forfeiture risks and restrictions ("Restricted Stock"), stock delivered upon vesting of units ("Restricted Stock Units") and stock appreciation rights ("Stock Appreciation Rights") may be awarded under the Plan. ISOs and NSOs are collectively referred to as "Options." Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights are collectively referred to as "Awards." The persons to whom Options are granted under the Plan are hereinafter referred to as "Optionees." The persons to whom Restricted Stock, Restricted Stock Units and/or Stock Appreciation Rights are granted under the Plan are hereinafter referred as to "Grantees."

SECTION 2         ELIGIBILITY

         Outside Directors shall participate in the Plan only in accordance with the provisions of Section 5. The Committee (as defined in Section 3) shall initially, and from time to time thereafter, select those officers and other key employees of the Company, including members of the Board who are also employees ("Employee Directors"), and consultants and advisers to the Company, to participate in the Plan on the basis of the importance of their services in the management, development and operations of the Company. Officers, other key employees and Employee Directors are collectively referred to as "Key Employees."

SECTION 3         ADMINISTRATION

3.1      The Committee

                  The Plan shall be administered by the Human Resources Committee of the Board or a subcommittee thereof ("Committee"). The Committee shall be comprised of two (2) or more members of the Board. All members of the Committee shall qualify as "Non-Employee Directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor rule or regulation, "independent directors" as defined in Section 4200(15) of the Marketplace Rules of The Nasdaq Stock Market and "outside directors" as defined in Section 162(m) or any successor provision of the Code and applicable Treasury regulations thereunder, if such qualification is deemed necessary in order for the grant or the exercise of Options under the Plan to qualify for any tax or other material benefit to Optionees or the Company under applicable law.

3.2      Authority of the Committee

                  Subject to the express provisions of the Plan, the Committee shall have sole discretion concerning all matters relating to the Plan and Awards granted hereunder. The Committee, in its sole discretion, shall determine the Key Employees, consultants and advisors to whom, and the time or times at which, Awards will be granted, the number of shares to be subject to each Award, the expiration date of each Award, the time or times within which the Option may be exercised or forfeiture restrictions lapse, the cancellation or termination of the Award and the other terms and conditions of the grant of the Award. The terms and conditions of Awards need not be the same with respect to each Optionee and/or Grantee or with respect to each Award.

                  The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other actions in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Award granted hereunder by the Committee, shall be final, binding and conclusive for all purposes and upon all persons.

3.3      Award Agreement

                  Each Award shall be evidenced by a written agreement or grant certificate specifying the type of Award granted, the number of shares of Common Stock, par value $.01 per share ("Common Stock") to be subject to such Award and, as applicable, the vesting schedule, the exercise or grant price, the terms for payment of the exercise price, the expiration date of the Option, the restrictions imposed upon the Restricted Stock and/or Restricted Stock Units and such other terms and conditions established by the Committee, in its sole discretion, which are not inconsistent with the Plan.

SECTION 4         SHARES OF COMMON STOCK SUBJECT TO THE PLAN

4.1 Subject to adjustment as provided in Sections 4.1 and 4.2, Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights with respect to an aggregate of seven million (7,000,000) shares of common stock, par value $.01 per share of DENTSPLY (the "Common Stock") (plus any shares of Common Stock covered by any unexercised portion of canceled or terminated stock options granted under the DENTSPLY International Inc. 1993 Stock Option Plan or 1998 Stock Option Plan), may be granted under the Plan (the "Maximum Number"). The Maximum Number shall be increased on January 1 of each calendar year during the term of the Plan (as set forth in Section 16) to equal seven percent (7%) of the outstanding shares of Common Stock on such date, in the event that seven million (7,000,000) shares is less than seven percent (7%) of the outstanding shares of Common Stock on such date, prior to such increase. Notwithstanding the foregoing, and subject to adjustment as provided in Section 4.2, (i) Options with respect to no more than one million (1,000,000) shares of Common Stock may be granted as ISOs under the Plan, (ii) no more than two million (2,000,000) shares may be awarded as Restricted Stock or Restricted Stock Units under the Plan, and (iii) in any calendar year no Key Employee shall be granted Options or Stock Appreciation Rights with respect to more than five hundred thousand (500,000) shares of Common Stock or Restricted Stock and Restricted Stock Units in excess of 150,000 shares of Common Stock. Any shares of Common Stock reserved for issuance upon exercise of Options or Stock Appreciation Rights which expire, terminate or are cancelled, and any shares of Common Stock subject to any grant of Restricted Stock or Restricted Stock Units which are forfeited, may again be subject to new Awards under the Plan. For the avoidance of doubt, the amendment and restatement of the Plan does not increase the Maximum Number and notwithstanding any adjustment in the Maximum Number, as provided above, all Awards granted under the Plan on or following the Effective Date, subject to forfeitures or cancellation, shall be counted towards the Maximum Number.

4.2 The number of shares of Common Stock subject to the Plan and to Awards granted under the Plan shall be adjusted as follows: (a) in the event that the number of outstanding shares of Common Stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to Awards previously granted thereunder shall be proportionately adjusted, (b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted on an equitable basis as determined by the Board of Directors, in its sole discretion, for each share of Common Stock then subject to the Plan and for each share of Common Stock then subject to an Award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which the holders of Common Stock of the Company are entitled pursuant to the transaction, and (c) in the event of any other changes in the capitalization of the Company, the Committee, in its sole discretion, shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan and to each share of Common Stock then subject to Award granted under the Plan. In the event of any such adjustment, the exercise price per share of any Options or Stock Appreciation Rights shall be proportionately adjusted.

SECTION 5         GRANT OF OPTIONS TO OUTSIDE DIRECTORS

5.1      Grants

                  All grants of Options to Outside Directors shall be automatic and non-discretionary. Each individual who becomes an Outside Director (other than an Outside Director who was previously an Employee Director) shall be granted a NSO to purchase nine thousand (9,000) shares of Common Stock on the date he or she becomes an Outside Director. Each individual who is an Employee Director and who thereafter becomes an Outside Director shall be granted automatically a NSO to purchase nine thousand (9,000) shares of Common Stock on the third anniversary of the date such Employee Director was last granted an Option. Thereafter, each Outside Director who holds NSOs granted under this Section 5 and is re-elected to the Board shall be granted an additional NSO to purchase nine thousand (9,000) shares of Common Stock on the third anniversary of the date such Outside Director was last granted an Option.

         5.2      Expiration

                  Except to the extent otherwise provided in or pursuant to
         Section 11, each Option shall expire, and all rights to purchase shares of Common Stock shall expire, on the tenth anniversary of the date on which the Option was granted.

         5.3      Exercise Price

                  The exercise price of each NSO granted to an Outside Director shall be the "Fair Market Value," on the date on which the Option is granted, of the Common Stock subject to the Option. For purposes of the Plan, "Fair Market Value" shall mean the closing sales price of the Common Stock on The Nasdaq National Market, or other national securities exchange which is the principal securities market on which the Common Stock is traded (as reported in The Wall Street Journal, Eastern Edition).

         5.4      Vesting

                  Each such NSO shall become exercisable ("vest") with respect to one-third of the total number of shares of Common Stock subject to the Option on the first anniversary following the date of its grant, and with respect to an additional one-third of the total number of shares of Common Stock subject to the Option, on each anniversary thereafter during the succeeding two years.

         5.5 Restricted Stock, Restricted Stock Units and Stock Appreciation Rights

                  Notwithstanding the foregoing, the Board of Directors may determine that, in lieu of being granted NSOs as described in this
         Section 5, an Outside Director shall be granted an Award of shares of Restricted Stock, Restricted Stock Units and/or Stock Appreciation Rights as described in Section 8 or 10 hereof which, at the time of grant, for the same value as 9,000 Options as determined by the method the Company uses to value Awards. In any such event, the restrictions as to such Award of Restricted Stock and/or Restricted Stock Units shall lapse, and any such Award of Stock Appreciation Rights shall vest, in accordance with the vesting schedule set forth in Section 5.4.

SECTION 6         GRANTS OF OPTIONS TO EMPLOYEES, CONSULTANTS AND ADVISERS

6.1      Grants

                  Subject to the terms of the Plan, the Committee may from time to time grant Options which are ISOs to Key Employees and Options which are NSOs to Key Employees, consultants and advisers of the Company. Each such grant shall specify whether the Options so granted are ISOs or NSOs, provided, however, that if, notwithstanding its designation as an ISO, all or any portion of an Option does not qualify under the Code as an ISO, the portion which does not so qualify shall be treated for all purposes as a NSO.

6.2      Expiration

                  Except to the extent otherwise provided in or pursuant to
         Section 11, each Option shall expire, and all rights to purchase shares of Common Stock shall expire, on the tenth anniversary of the date on which the Option was granted.

6.3      Vesting

                  Except to the extent otherwise provided in or pursuant to
         Section 11, or in the proviso to this sentence, Options shall vest pursuant to the following schedule: with respect to one-third of the total number of shares of Common Stock subject to Option on the first anniversary following the date of its grant, and with respect to an additional one-third of the total number of shares of Common Stock subject to the Option, on each anniversary thereafter during the succeeding two years; provided, however, that the Committee, in its sole discretion, shall have the authority to shorten or lengthen the vesting schedule with respect to any or all Options, or any part thereof, granted under the Plan.

6.4      Required Terms and Conditions of ISOs

                  ISOs may be granted to Key Employees. Each ISO granted to a Key Employee shall be in such form and subject to such restrictions and other terms and conditions as the Committee may determine, in its sole discretion, at the time of grant, subject to the general provisions of the Plan, the applicable Option agreement or grant certificate, and the following specific rules:

(a) Except as provided in Section 6.4(c), the exercise price per share of each ISO shall be the Fair Market Value of a share of Common Stock on the date such ISO is granted.

(b) The aggregate Fair Market Value (determined with respect to each ISO at the time such Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under all incentive stock option plans of the Company) shall not exceed $200,000.

(c) Notwithstanding anything herein to the contrary, if an ISO is granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, (i) the exercise price of each ISO shall be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the ISO is granted, and (ii) the ISO shall expire and all rights to purchase shares thereunder shall cease no later than the fifth anniversary of the date the ISO was granted.

6.5      Required Terms and Conditions of NSOs

                  Each NSO granted to Key Employees and consultants and advisers shall be in such form and subject to such restrictions and other terms and conditions as the Committee may determine, in its sole discretion, at the time of grant, subject to the general provisions of the Plan, the applicable Option agreement or grant certificate, and the following specific rule: except as otherwise determined by the Committee in its sole discretion with respect to a specific grant, the exercise price per share of each NSO shall be not less than the Fair Market Value of a share of Common Stock on the date the NSO is granted.

SECTION 7         EXERCISE OF OPTIONS

7.1      Notices

                  A person entitled to exercise an Option may do so by delivery of a written notice to that effect, in a form specified by the Committee, specifying the number of shares of Common Stock with respect to which the Option is being exercised and any other information or documents the Committee may prescribe. The notice shall be accompanied by payment as described in Section 7.2. All notices, documents or requests provided for herein shall be delivered to the Secretary of the Company.

7.2      Exercise Price

                  Except as otherwise provided in the Plan or in any Option agreement or grant certificate, the Optionee shall pay the exercise price of the number of shares of Common Stock with respect to which the Option is being exercised upon the date of exercise of such Option (a) in cash, (b) pursuant to a cashless exercise arrangement with a broker on such terms as the Committee may determine, (c) by delivering shares of Common Stock held by the Optionee for at least six (6) months and having an aggregate Fair Market Value on the date of exercise equal to the Option exercise price, (d) in the case of a Key Employee, by such other medium of payment as the Committee, in its sole discretion, shall authorize, or (e) by any combination of (a), (b), (c), and (d). The Company shall issue, in the name of the Optionee, stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Option as soon as reasonably practicable after such exercise, provided that any shares of Common Stock purchased by an Optionee through a broker pursuant to clause (b) above shall be delivered to such broker in accordance with applicable law.

SECTION 8         STOCK APPRECIATION RIGHTS

                  The Committee may award shares of Common Stock to Outside Directors, Key Employees and consultants and advisors under a Stock Appreciation Right Award, upon such terms as the Committee deems applicable, including the provisions set forth below:

8.1      General Requirements.

                  Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or, except in the case of Incentive Stock Options, at a later time. The Committee shall determine the number of shares of Common Stock to be issued pursuant to a Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof.

8.2      Payment.

                  A Stock Appreciation Right shall entitle the Grantee to receive, upon exercise of the Stock Appreciation Right or any portion thereof, an amount equal to the product of (a) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the grant price thereof and (b) the number of shares of Common Stock as to which such Stock Appreciation Right Award is being exercised. Payment of the amount determined under this Section 8.2 shall be made solely in shares of Common Stock, provided that, the Stock Appreciation Rights which are settled shall be counted in full against the number of shares available for award under the Plan, regardless of the number of shares of Common Stock issued upon settlement of the Stock Appreciation Right.

8.3      Exercise.

(a) Except to the extent otherwise provided in Section 11 or 12, or in the proviso to this sentence, Stock Appreciation Rights shall vest pursuant to the following schedule: with respect to one-third of the total number of shares of Common Stock subject to the Stock Appreciation Right on the first anniversary following the date of its grant, and with respect to an additional one-third of the total number of shares of Common Stock subject to the Stock Appreciation Right, on each anniversary thereafter during the succeeding two years; provided, however, that the Committee, in its sole discretion, shall have the authority to shorten or lengthen the vesting schedule with respect to any or all Stock Appreciation Rights, or any part thereof, granted under the Plan. Notwithstanding the foregoing, a tandem stock appreciation right shall be exercisable at such time or times and only to the extent that the related Award is exercisable.

(b) A person entitled to exercise a Stock Appreciation Right Award may do so by delivery of a written notice to that effect, in a form specified by the Committee, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right Award is being exercised and any other information or documents the Committee may prescribe. Upon exercise of a tandem Stock Appreciation Right Award, the number of shares of Common Stock covered by the related Award shall be reduced by the number of shares with respect to which the Stock Appreciation Right has been exercised.


SECTION 9         TRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS

                  Unless otherwise determined by the Committee, no Option or Stock Appreciation Right granted pursuant to the Plan shall be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code.

SECTION 10        RESTRICTED STOCK AND RESTRICTED STOCK UNITS

                  The Committee may award shares of Common Stock to Outside Directors, Key Employees and consultants and advisors under an Award of Restricted Stock and/or Restricted Stock Units, upon such terms as the Committee deems applicable, including the provisions set forth below.

10.1

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         General Requirements.

                  Shares of Common Stock issued or transferred pursuant to an Award of Restricted Stock and/or Restricted Stock Units may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on shares of Restricted Stock and/or Restricted Stock Units shall lapse over a period of time or according to such other criteria (including performance-based criteria) as the Committee deems appropriate. The period of time during which shares of Restricted Stock and/or Restricted Stock Units remain subject to restrictions will be designated in the written agreement or grant certificate as the "Restricted Period."

10.2     Number of Shares.

                  The Committee shall determine the number of shares of Common Stock to be issued pursuant to an Award of Restricted Stock and/or Restricted Stock Units and the restrictions applicable to the shares subject to such Award.

10.3     Restrictions on Transfer and Legend on Stock Certificate.

                  During the Restricted Period, subject to such exceptions as the Committee may deem appropriate, a Grantee may not sell, assign, transfer, donate, pledge or otherwise dispose of the shares of Restricted Stock or Restricted Stock Units. Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the applicable restrictions. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares of Restricted Stock subject to restrictions when all restrictions on such shares lapse. The Board may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares lapse, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares lapse.

10.4     Right to Vote and to Receive Dividends.

                  During the Restricted Period, except as otherwise set forth in the applicable written agreement or grant certificate, the Grantee shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares of Restricted Stock, subject to any restrictions deemed appropriate by the Committee. The Committee may determine in its discretion with respect to any Award of Restricted Stock Units that, in the event that dividends are paid on shares of Common Stock, an amount equal to the dividend paid on each such share shall be credited to the shares subject to Award of Restricted Stock Units ("Dividend Credits"). Any Dividend Credits shall be paid to the Grantee if and when the restrictions with respect to such Restricted Stock Units lapse as set forth in Section 10.5.

10.5     Lapse of Restrictions.

(a) All restrictions imposed on Restricted Stock and/or Restricted Stock Units shall lapse upon the expiration of the applicable Restricted Period and the satisfaction of all conditions imposed by the Committee (the date on which restrictions lapse as to any shares of Restricted Stock or Restricted Stock Units, the "Vesting Date"). The Committee may determine, as to any grant of Restricted Stock and/or Restricted Stock Units, that the restrictions shall lapse without regard to any Restricted Period.

(b) Upon the lapse of restrictions with respect to any Restricted Stock Units, the value of such Restricted Stock Units shall be paid to the Grantee in shares of Common Stock. For purposes of the preceding sentence, each Restricted Stock Unit as to which restrictions have lapsed shall have a value equal to the Fair Market Value as of the Units Vesting Date. "Units Vesting Date" means, with respect to any Restricted Stock Units, the date on which restrictions with respect to such Restricted Stock Units lapse.

SECTION 11        EFFECT OF TERMINATION OF EMPLOYMENT

11.1     Termination Generally

     (a) Except as provided in Section 11.2, 11.3 or 12, or as determined by the Committee, in its sole discretion, all rights to exercise the vested portion of any Option held by an Optionee or of any Stock Appreciation Right Award held by a Grantee whose employment or relationship (if a non-employee) with the Company or service on the Board is terminated for any reason other than "Cause," as defined below, shall terminate ninety (90) days following the date of termination of employment or the relationship or service on the Board, as the case may be. All rights to exercise the vested portion of any Option held by an Optionee or of any Stock Appreciation Right Award held by a Grantee whose employment or relationship (if a non-employee) with the Company is terminated for "Cause" shall terminate on the date of termination of employment or the relationship. For the purposes of this Plan, "Cause" shall mean a finding by the Committee that the Optionee has engaged in conduct that is fraudulent, disloyal, criminal or injurious to the Company, including, without limitation, acts of dishonesty, embezzlement, theft, felonious conduct or unauthorized disclosure of trade secrets or confidential information of the Company. Unless otherwise provided in the Plan or determined by the Committee, vesting of Options and Stock Appreciation Right Awards ceases immediately upon termination of employment, or the date of termination of the relationship with the Company, and any portion of an Option and/or Stock Appreciation Right Award that has not vested on or before the date of such termination is forfeited on such date.

     (b) If a Grantee who has received an Award of Restricted Stock and/or Restricted Stock Units ceases to be employed by the Company during the Restricted Period, or if other specified conditions are not met, the Award of Restricted Stock and/or Restricted Stock Units shall terminate as to all shares covered by the Award as to which the restrictions have not lapsed, and, in the case of Restricted Stock, those shares of Common Stock shall be canceled in exchange for the purchase price, if any, paid by the Grantee for such shares. The Committee may provide, however, for complete or partial exceptions to this requirement as it deems appropriate.

     (c) The transfer of employment from the Company to a Subsidiary, or from a Subsidiary to the Company, or from a Subsidiary to another Subsidiary, shall not constitute a termination of employment for purposes of the Plan. Awards granted under the Plan shall not be affected by any change of duties in connection with the employment of the Key Employee or by a leave of absence authorized by the Company.

11.2     Death and Disability

                  In the event of the death or Disability (as defined below) of an Optionee or Grantee during employment or such Optionee's or Grantee relationship with the Company or service on the Board, (a) all Options held by the Optionee and all Stock Appreciation Right Awards held by the Grantee shall become fully exercisable on such date of death or Disability and (b) all restrictions and conditions on all Restricted Stock and/or Restricted Stock Units held by the Grantee shall lapse on such date of death or Disability. Each of the Options held by such an Optionee and each of the Stock Appreciation Right Awards held by such a Grantee shall expire on the earlier of (i) the first anniversary of the date of death or Disability and (ii) the date that such Option or Stock Appreciation Right Award expires in accordance with its terms, provided that, in any event, NSOs granted under this Plan shall not expire earlier than one year from the date of death or disability. For purposes of this Section 11.2, "Disability" shall mean the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Committee, in its sole discretion, shall determine the existence and date of any Disability.

11.3     Retirement

     (a) Key Employees. In the event the employment of a Key Employee with the Company shall be terminated by reason of "Normal Retirement" or "Early Retirement," as defined below, all Options and Stock Appreciation Right Awards held by such Key Employee shall become fully exercisable on the date of such Employee retirement. Each of the Options and Stock Appreciation Right Awards held by such a Key Employee shall expire on the earlier of (i) the fifth anniversary of the date of the Employee retirement, or (ii) the date that such Option expires in accordance with its terms. For the purposes hereof, "Normal Retirement" shall mean retirement of a Key Employee at or after age 65 and "Early Retirement" shall mean retirement of a Key Employee at or after age 60 with a minimum of 15 years of service with the Company. In the event the employment of a Key Employee with the Company shall be terminated by reason of a retirement that is not an Normal Retirement or Early Retirement, the Committee may, in its sole discretion, determine the vesting, exercisability and exercise periods applicable to Options and Stock Appreciation Right Awards held by such Key Employee. In the event the employment of a Key Employee with the Company shall be terminated by reason of "Normal Retirement" or "Early Retirement", all restrictions and conditions on all Restricted Stock and/or Restricted Stock Units held by such Key Employee shall lapse on the date of such Normal Retirement or Early Retirement. In the event the employment of a Key Employee with the Company shall be terminated by reason of a retirement that is not a Normal Retirement or Early Retirement, the Committee may, in its sole discretion, determine the restrictions and conditions, if any, on Restricted Stock and/or Restricted Stock Units held by such Key Employee that will lapse.

     (b) Outside Directors. In the event the service on the Board of an Outside Director shall be terminated by reason of the retirement of such Outside Director in accordance with the Company's retirement policy for members of the Board ("Outside Director Retirement"), all Options and Stock Appreciation Right Awards held by such Outside Director shall become fully exercisable on the date of such Outside Director Retirement. Each of the Options and Stock Appreciation Right Awards held by such an Outside Director shall expire on the earlier of (i) the date that such Option or Stock Appreciation Right Award expires in accordance with its terms or (ii) the five year anniversary date of such Outside Director Retirement. In the event the service on the Board of an Outside Director shall be terminated by reason of an "Outside Director Retirement", all restrictions and conditions on all Restricted Stock and/or Restricted Stock Units held by such Outside Director shall lapse on the date of such Outside Director Retirement.

     (c)  Key Employees  Who Are Employee  Directors.  Section  11.3(a) shall be applicable to Options, Stock Appreciation Rights, Restricted Stock and/or Restricted Stock Units held by any Key Employee who is an Employee Director at the time that such Key Employee's employment with the Company terminates by reason of Employee Retirement. If such Key Employee continues to serve on the Board as of the date of such Key Employee's Employee Retirement, then Section 11.3(b) shall be applicable to Options, Stock Appreciation Rights Restricted Stock and/or Restricted Stock Units granted after such date.

SECTION 12        CHANGE IN CONTROL

12.1     Effect of Change in Control

                  Notwithstanding any of the provisions of the Plan or any written agreement or grant certificate evidencing Awards granted hereunder, immediately upon a "Change in Control" (as defined in Section 12.2), all outstanding Options and Stock Appreciation Rights granted to Key Employees or Outside Directors, whether or not otherwise exercisable as of the date of such Change in Control, shall accelerate and become fully exercisable and all restrictions thereon shall terminate in order that Optionees and Grantees may fully realize the benefits thereunder, and all restrictions and conditions on all Restricted Stock and Restricted Stock Units granted to Key Employees or Outside Directors shall lapse upon the effective date of the Change of Control. The Committee may determine in its discretion (but shall not be obligated to do so) that any or all holders of outstanding Options and Stock Appreciation Right Awards which are exercisable immediately prior to a Change of Control (including those that become exercisable under this Section 12.1) will be required to surrender them in exchange for a payment, in cash or Common Stock as determined by the Committee, equal to the value of such Options and Stock Appreciation Right Awards (as determined by the Committee in its discretion), with such payment to take place as of the date of the Change in Control or such other date as the Committee may prescribe.

12.2     Definition of Change in Control

                  The term "Change in Control" shall mean the occurrence, at any time during the term of an Award granted under the Plan, of any of the following events:

     (a) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") (other than the Company or any benefit plan sponsored by the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of either
          (i) the then outstanding shares of the Common Stock (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); or

     (b) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least one-third (1/3) of the Board (rounded down to the nearest whole number), provided that any individual whose election or nomination for election was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company; or

     (c) Consummation by the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Common Stock and Voting Securities, as the case may be; or

     (d) Consummation of a complete liquidation or dissolution of the Company, or sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Voting Securities immediately prior to such sale or disposition in substantially the same proportions as their ownership of the Outstanding Common Stock and Voting Securities, as the case may be, immediately prior to such sale or disposition.

     (e) In addition to the foregoing, with respect to any Key Employee covered under this provision, consummation by the Company of a Business Combination, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 55% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Common Stock and Voting Securities, as the case may be, and any Key Employees who were employed by the Company and were Optionees or Grantees under the Plan at the time of such Business Combination is terminated other than for Cause or voluntarily leaves the employ of the Company within two (2) years from the date of any such Business Combination as the result of a voluntary termination of employment by such Key Employee within sixty (60) days after any one or more of the following events have occurred:

                                    (i)     failure by the Company to maintain
                                            the duties, status, and
                                            responsibilities of the Key Employee
                                            substantially consistent with those
                                            prior to the Business Combination,
                                            or

(ii) a reduction by the Company in the Key Employee's base salary as in effect as of the date prior to the Business Combination, or

(iii) the failure of the Company to maintain and to continue the Key Employee's participation in the Company's benefit plans as in effect from time to time on a basis substantially equivalent to the participation and benefits of
                                            Company employees similarly situated
                                            to the Employee.

SECTION 13        RIGHTS AS STOCKHOLDER

                  Except as provided in Section 10.4 with respect to an Award of Restricted Stock or Restricted Stock Units, an Optionee or Grantee (or a transferee of any such person pursuant to Section 9) shall have no rights as a stockholder with respect to any Common Stock covered by an Award or receivable upon the exercise of Award until the Optionee, Grantee or transferee shall have become the holder of record of such Common Stock, and no adjustments shall be made for dividends in cash or other property or other distributions or rights in respect to such Common Stock for which the applicable record date is prior to the date on which the Optionee or Grantee shall have become the holder of record of the shares of Common Stock purchased pursuant to exercise of the Award.

SECTION 14           POSTPONEMENT OF EXERCISE

         The Committee may postpone any exercise of an Option or Stock Appreciation Right Awards for such time as the Committee in its sole discretion may deem necessary in order to permit the Company to comply with any applicable laws or rules, regulations or other requirements of the Securities and Exchange Commission or any securities exchange or quotation system upon which the Common Stock is then listed or quoted. Any such postponement shall not extend the term of an Option or Stock Appreciation Right Award, unless such postponement extends beyond the expiration date of the Award in which case the expiration date shall be extended thirty (30) days, and neither the Company nor its directors, officers, employees or agents shall have any obligation or liability to an Optionee or Grantee, or to his or her successor or to any other person.

SECTION 15           TAXES

15.1     Taxes Generally

                  The Company shall have the right to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a participant the amount (in cash, shares or other property) of any applicable withholding or other taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such taxes.

15.2     Payment of Taxes

                  A participant, with the approval of the Committee, may satisfy the obligation set forth in Section 15.1, in whole or in part, by (a) directing the Company to withhold such number of shares of Common Stock otherwise issuable upon exercise or vesting of an Award (as the case may be) having an aggregate Fair Market Value on the date of exercise equal to the amount of tax required to be withheld, or (b) delivering shares of Common Stock of the Company having an aggregate Fair Market Value equal to the amount required to be withheld on any date. The Committee may, in its sole discretion, require payment by the participant in cash of any such withholding obligation and may disapprove any election or delivery or may suspend or terminate the right to make elections or deliveries under this Section 15.2.

SECTION 16           TERMINATION, AMENDMENT AND TERM OF PLAN

16.1 The Board or the Committee may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the stockholders of the Company provided, however, that no Plan amendment shall be effective until approved by the stockholders of the Company if the effect of the amendment is to lower the exercise price of previously granted Options or Stock Appreciation Rights or if such stockholder approval is required in order for the Plan to continue to satisfy the requirements of Rule 16b-3 under the 1934 Act or applicable tax or other laws.

16.2 The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan. No amendment or termination of the Plan shall adversely affect any Award theretofore granted without the consent of the receipient, except that the Committee may amend the Plan in a manner that does affect Awards theretofore granted upon a finding by the Committee that such amendment is in the best interests of holders of outstanding Options affected thereby.

16.3 The Plan became effective as of March 22, 2002. An amendment and restatement of the Plan has been adopted and authorized by the Board of Directors for submission to the stockholders of the Company for their approval. If the Plan, as amended and restated, is approved by the stockholders of the Company, the amendment and restatement shall be deemed to have become effective as of May 11, 2005. Unless earlier terminated in accordance herewith, the Plan shall terminate on March 22, 2012. Termination of the Plan shall not affect Awards previously granted under the Plan.

SECTION 17           GOVERNING LAW

         The Plan shall be governed and interpreted in accordance with the laws of the State of Delaware, without regard to any conflict of law provisions which would result in the application of the laws of any other jurisdiction.

SECTION 18           NO RIGHT TO AWARD; NO RIGHT TO EMPLOYMENT

         No person shall have any claim of right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee of the Company any right to be retained in the employ of the Company or as giving any member of the Board any right to continue to serve in such capacity.

SECTION 19           AWARDS NOT INCLUDABLE FOR BENEFIT PURPOSES

         Income recognized by a participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974) or group insurance or other benefit plans applicable to the participant which are maintained by the Company, except as may be provided under the terms of such plans or determined by resolution of the Committee.

SECTION 20           NO STRICT CONSTRUCTION

         No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Board.

SECTION 21           CAPTIONS

         All Section headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

SECTION 22           SEVERABILITY

         Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

SECTION 23           MODIFICATION FOR GRANTS OUTSIDE THE U.S.

         The Board may, without amending the Plan, determine the terms and conditions applicable to grants of Awards to participants who are foreign nationals or employed outside the United States in a manner otherwise inconsistent with the Plan if the Board deems such terms and conditions necessary in order to recognize differences in local law or regulations, tax policies or customs.

                                AMENDMENTS TO THE
                           DENTSPLY INTERNATIONAL INC.
                  2002 AMENDED & RESTATED EQUITY INCENTIVE PLAN
                                  (The "Plan")

                             EFFECTIVE JULY 1, 2005

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Paragraphs 5.1 and 5.5 of the Plan are amended by replacing Paragraphs 5.1 and
5.5 of the Plan with the following paragraphs:

5.1      Grants

All grants of Options to Outside Directors shall be automatic and non-discretionary. Each individual who becomes an Outside Director (other than an Outside Director who was previously an Employee Director) shall be granted a NSO to purchase ten thousand (10,000) shares of Common Stock on the date he or she becomes an Outside Director. Each individual who is an Employee Director and who thereafter becomes an Outside Director shall be granted automatically a NSO to purchase ten thousand (10,000) shares of Common Stock on the third anniversary of the date such Employee Director was last granted an Option. Thereafter, each Outside Director who holds NSOs granted under this Section 5 and is re-elected to the Board shall be granted an additional NSO to purchase ten thousand (10,000) shares of Common Stock on the third anniversary of the date such Outside Director was last granted an Option.

5.5      Restricted Stock, Restricted Stock Units and Stock Appreciation Rights

Notwithstanding the foregoing, the Board of Directors may determine that, in lieu of being granted NSOs as described in this Section 5, an Outside Director shall be granted an Award of shares of Restricted Stock, Restricted Stock Units and/or Stock Appreciation Rights as described in Section 8 or 10 hereof which, at the time of grant, for the same value as 10,000 Options as determined by the method the Company uses to value Awards. In any such event, the restrictions as to such Award of Restricted Stock and/or Restricted Stock Units shall lapse, and any such Award of Stock Appreciation Rights shall vest, in accordance with the vesting schedule set forth in Section 5.4.